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                                                               EXHIBIT 99.(E)(3)

                            SELECTED DEALER AGREEMENT


Ladies and Gentlemen:

            The undersigned distributor (the "Distributor" or "us" or "we"), which is a member firm of the National Association of Securities Dealers, Inc. ("NASD"), has an agreement with each of the mutual funds listed on Schedule A ("Funds") pursuant to which it acts as the distributor for the sale of shares of the Funds ("Shares") and as such has the right to distribute Shares for resale. (We may amend Schedule A from time to time to add or delete Funds upon written notice to you.) The Funds are open-end investment companies registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Shares are registered under the Securities Act of 1933, as amended (the "Securities Act"). The terms "Prospectus" and "SAI" used herein refer to the prospectus and statement of additional information, respectively, on file with respect to each Fund with the Securities and Exchange Commission (the "Commission") which are part of the most recent effective registration statement pursuant to the Securities Act. We offer to sell to you, as a member of the Selected Dealers Group, Shares of the Classes indicated on Schedule A upon the following terms and conditions:

      1. In all sales of Shares to the public, you shall act as dealer for your own account and in no transaction shall you have any authority to act as agent for any Fund, for us or for any other member of the Selected Dealers Group, except in connection with special programs as we may from time to time agree, in which case you shall have authority to offer and sell Shares, as agent for a Fund, to participants in such program.

      2. Orders received from you will be accepted through us only at the public offering price applicable to each order, as set forth in the current Prospectus and SAI of each Fund. The procedure relating to the handling of orders shall be subject to Section 5 hereof and instructions that we or the Funds shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or a Fund in the sole discretion of either. The minimum initial and subsequent purchase requirements are as set forth in the current Prospectus and SAI of each Fund.

      3. Sales charges are specified in the applicable Prospectus and SAI and Selected Dealer payments are specified in such Prospectus and SAI or in Schedule
A. If there is any conflict between a term of Schedule A and a term of the applicable Prospectus or SAI, the term of the Prospectus or SAI shall prevail.

      4.    (a)   You shall not place orders for any of the Shares unless you have already received purchase orders for such Shares from your customers at the applicable public offering prices and subject to the terms of this Agreement, the Prospectus and the SAI.

            (b) You shall indemnify and hold harmless the Distributor, each Fund and each person, if any, who controls the Distributor or a Fund, and their respective officers, directors, employees, partners and shareholders from and against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising in connection with your violation of any of the provisions of this Agreement, provided, however, that in no case is the foregoing indemnity to be deemed to protect the Distributor or any such controlling persons, officers, directors, shareholders, partners or employees thereof against any liability to a Fund or its security holders to which the Distributor or any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement.



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      5.    As a selected dealer, you are hereby authorized (i) to place orders directly with the Funds for Shares to be resold by us to you or exchanged subject to the applicable terms and conditions governing the placement of orders and subject to the compensation provisions set forth in this Agreement, the Prospectus and the SAI, and (ii) to tender Shares directly to the Funds or their agent for redemption subject to the applicable terms and conditions set forth in this Agreement, the Prospectus and the SAI. You agree that your transactions with us will be through National Securities Clearing Corporation ("NSCC") Networking and Fund/SERV pursuant to NSCC standard procedures and the operating procedures of the Distributor and the Funds' transfer agent as communicated to you from time to time. You warrant that any information provided by you through NSCC is accurate and complete and in the format prescribed by the NSCC.

      6. You shall not withhold placing orders received from your customers so as to profit yourself as a result of such withholding, e.g., by a change in the "net asset value" from that used in determining the offering price to your customers.

      7. Payment for Shares purchased by you shall be made on the settlement date specified in the confirmation through NSCC Fund/SERV or by Federal Funds wire. If such payment is not received by us, we reserve the right, without notice, to either cancel the sale or, at our option, to sell the Shares back to the Fund, and in either case, we may hold you responsible for any direct loss suffered by us or by the Fund resulting from your failure to make payment as aforesaid.

      8. You agree to take full responsibility for the suitability and proper supervision of mutual fund recommendations and to ensure that, to the extent customers request to purchase a class of shares in a Fund different from what they already hold in the Fund, such customers are aware of the advantages and disadvantages of selecting one class of shares over other classes of shares and are aware of the available methods of mutual fund financing.

      9. If any Shares sold to you under the terms of this Agreement are repurchased by the Funds or by us for the account of the Funds or are tendered for redemption within seven business days after the date of the confirmation of the original purchase by you, it is agreed that you shall forfeit your right to, and refund to us, any compensation received by you on such Shares.

      10. No person is authorized to make any representations concerning Shares except those contained in the current Prospectus and SAI of each Fund and in such printed information subsequently issued by us or the Fund as information supplemental to such Prospectus and SAI. In purchasing Shares through us you shall rely solely on the representations contained in the Prospectuses and SAIs and supplemental information above mentioned. Any printed information that we furnish you other than Prospectuses, SAIs, periodic reports and proxy solicitation material is our sole responsibility and not the responsibility of the Funds, and you agree that no Fund shall have any liability or responsibility to you in these respects unless expressly assumed in connection therewith. You shall not furnish to any person any information relating to the Shares that is inconsistent in any respect with the information contained in the Prospectus and SAI (as then amended or supplemented). You shall not use through the internet or otherwise any sales literature or advertisement regarding the Funds without our prior written consent, unless it is solely a listing of product offerings or has been provided by us for such purpose.

      11. You agree to deliver to each of the investors making purchases from you a copy of the relevant then current Prospectus at or prior to the time of offering or sale and, if requested, the SAI within three business days of receipt of request, and you agree thereafter to deliver to such investors copies of the annual and interim reports and proxy solicitation materials of the Funds. You further agree to endeavor to



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obtain proxies from such purchasers. Additional copies of Prospectuses and SAIs, annual or interim reports and proxy solicitation materials of the Funds will be supplied to you in reasonable quantities upon request.

      12. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Shares entirely or to certain persons or entities in a class or classes specified by us. Each party hereto has the right to cancel this agreement upon notice to the other party. Cancellation will not affect any outstanding order or transaction, any provision of this Agreement intended to survive cancellation, or any legal right or obligations which may have arisen prior to cancellation. This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties.

      13. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the continuous offering. We shall be under no liability to you or to your customers except for lack of good faith and for obligations expressly assumed by us herein. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by you of compliance with any provision of the Securities Act, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

      14. You represent that you are a member of the NASD and, with respect to any sales in the United States, we both hereby agree to comply with the Conduct Rules of such Association, including Rule 2830, and to comply with the applicable Federal and State securities laws. You agree to notify us immediately if you cease to be registered or licensed as a broker or dealer, or fail to be a member in good standing of the NASD. You agree to promptly advise the Distributor if you receive notice of any investor complaint, litigation initiated or threatened, or communication by a regulatory authority which relates to a Fund or to a transaction in Shares by you, and you agree to provide us information and documentation thereon as we may request.

      15. Upon application to us, we will inform you as to the States in which we believe notifications of the intention to sell Shares have been duly filed or where no such notification is required, but we assume no responsibility or obligation as to your right to sell Shares in any jurisdiction. We will file with the Department of State in New York a Further State Notice with respect to the Shares, if necessary. Shares may only be offered or sold to U.S. persons in States where notifications regarding the Shares have been duly filed or where no such notifications are required.

      16. All communications to us should be sent to the address below. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

      17. Your first order placed pursuant to this Agreement for the purchase of Shares will represent your acceptance of this Agreement.

      18. This Agreement supersedes any prior Selected Dealer Agreement entered into by the parties hereto with respect to Shares.

      19. This Agreement shall be governed by the laws of the State of New York without reference to conflicts of law principles. If a dispute arises between us and you with respect to this Agreement that we are unable to resolve ourselves, it shall be settled by arbitration in accordance with the then existing NASD Code of Arbitration Procedure. We agree that, to the extent permitted by such Code, the arbitrator(s) shall be selected from the securities industry.


                               [SIGNATURES FOLLOW]



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IN WITNESS WHEREOF, the parties have executed this Selected Dealer Agreement effective as of the date written below.



                                          FAM DISTRIBUTORS, INC.


                                          By:__________________________________
                                          Title:_______________________________


                                          Accepted:


                                          _____________________________________
                                          (authorized signature)

                                          Firm Name:___________________________
                                          Print Name:__________________________
                                          Title:_______________________________
                                          Address:_____________________________
                                                  _____________________________
                                          Date:________________________________


Please return one signed original of this agreement by US Mail and a copy by fax to:

FAM DISTRIBUTORS, INC.
800 Scudders Mill Road (2A)
Plainsboro, NJ 08536
Attn: Armento Kirkland
Fax:  609/282-2935



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                                   SCHEDULE A

With respect to the following Schedule, information about reduced sales charges pursuant to Right of Accumulation or Letter of Intent is set forth in the applicable Prospectus and SAI. You shall advise us promptly at our request as to amounts of any sales made by you to eligible investors qualifying for reduced sales charges.

Rule 12b-1 trail payments are pursuant to plans adopted pursuant to Rule 12b-1 under the Investment Company Act and are paid to the extent you provide services under the terms of the Plan in connection with the sale of shares or the maintenance of the accounts of your customers. Rule 12b-1 payments are accrued daily and paid monthly, at the annual rate shown of average daily net assets outstanding sold by you. We shall not owe any such fees to you unless and until we receive payment under the applicable Rule 12b-1 plan.


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                                   SCHEDULE A
                   MERCURY FUNDS SELECTED DEALER COMPENSATION




                                  [ To Come ]